SUBSTITUTION UNDER POWERS OF ATTORNEY

        The undersigned hereby constitutes and appoints Christopher B.

Walther as the

undersigned's true and lawful substitute, to act in the undersigned's place and stead, in any and

all capacities authorized under to those certain Powers of Attorney given to the undersigned by

Philippe Capron, Frederic Crepin, Jean-Bernard Levy, Michael Morhaime, Doug

Morris, Rene

Penisson, Stephane Roussel, Regis Turrini and Ann Weiser (collectively, the

Reporting

Persons), with respect to, among other things:

        (1) the execution, for and on behalf of the Reporting Persons, in the

Reporting Persons

respective capacities as officers and directors of Activision Blizzard, Inc.,

of Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the

rules thereunder;

        (2) the performance of any and all acts for and on behalf of the

Reporting Persons which

may be necessary or desirable to complete and execute any such Form 3, 4, or

5, the completion

and execution any amendment or amendments thereto, and the timely filing of such form with

the United States Securities and Exchange Commission and any stock exchange or similar

authority; and

        (3) the taking by the undersigned of any other action of any type whatsoever in

connection with the foregoing which, in the opinion of the undersigned, may be of benefit to, in

the best interest of, or legally required by, the Reporting Persons.

        This substitution shall remain in full force and effect with respect to each such Power of

Attorney until the termination or revocation of such Power of Attorney,

unless earlier revoked by

the undersigned in a signed writing delivered to the foregoing substitute.

        IN WITNESS WHEREOF, the undersigned has caused this document to be executed as

of this 23rd day of November, 2009.

/s/ George L. Rose

George L. Rose

US1DOCS 7310183v1